CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus and Proxy Registration Statement on Form N-14 of our report dated February 15, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to the Shareholders of Enterprise Accumulation Trust, which is also incorporated by reference into the Prospectus and Proxy Registration Statement. We also consent to the references to us under the headings Reasons for the Reorganizations, Federal Income Tax Consequences of Proposed Reorganizations, Tax Considerations and Financial Highlights in such Prospectus and Proxy Registration Statement.

Pricewaterhouse Coopers LLP
Philadelphia, Pennsylvania
December 16, 2002